NEW YORK STATE OF OPPORTUNITY. | Division of Corporations, State Records and Uniform Commercial Code

New York State
Department of State
DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

(This form must be printed or typed in black ink)

ARTICLES OF ORGANIZATION OF

Samba Brazilian Gourmet Pizza Corporation

(Insert name of Limited Liability Company)

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is:

Samba Brazilian Gourmet Pizza Corporation.

SECOND: The county within this state in which the office of the limited liability company is to be located is: New York.

THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is:

Samba Brazilian Gourmet Pizza Corporation
C/O: AltaVista Capital Markets, LLC
One World Trade Center
Suite 8500
New York City, New York 10007
Phone: (800) 547-7118

X

(Signature of Organizer) *(Print or Type Name of Organizer)*

ARTICLES OF ORGANIZATION
OF

Samba Brazilian Gourmet Pizza Corporation

(Insert name of Limited Liability Company)

Under Section 203 of the Limited Liability Company Law

Filed by: Ms. Cindy Boerum

(Name)

C/O: AltaVista Capital Markets, LLC

(Mailing Address)

One World Trade Center, Suite 8500, New York City, New York 10007

(City, State and ZIP Code)

NOTES:

1. This form was prepared by the New York State Department of State for filing articles of organization for a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
2. The Department of State recommends that legal documents be prepared under the guidance of an attorney.
3. The Limited Liability Company Law requires that the name end with "Limited Liability Company," "LLC" or "L.L.C." The name of the limited liability company must be uniformly stated throughout this certificate.
4. The filer may not be the limited liability company being formed.
5. The certificate must be submitted with a $200 filing fee made payable to the Department of State.

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